Exhibit 99.1

News Release	Contact: Bruce Russell
Russell Communications Group
brucerussell@ruscom.com

Cyanotech Update

KAILUA KONA, Hawaii (October 16, 2006) – Cyanotech Corporation (Nasdaq Capital Market: CYAN) announced today that it has filed with the Secretary of State of the State of Nevada a Certificate of Change with respect to the previously announced one-for-four reverse stock split of its common stock par value $0.005 per share.  The Certificate of Change provides that the reverse stock split will take effect on November 3, 2006.  On that date, each four shares of Cyanotech common stock then outstanding will automatically be deemed to be one share of common stock par value $0.02 per share.  Fractional shares will not be issued, but stockholders will be paid the cash value of such shares as of such date in accordance with instructions from the Paying Agent.  Instructions for the exchange of shares and cash payments will be sent to stockholders in the near future.  Trading of Cyanotech’s common stock on the Nasdaq Capital Market will not be interrupted.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for statements of historical fact, the statements in this news release are forward-looking.  Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made.  These factors include, but are not limited to, general economic conditions, forecasts of sales in future periods, changes in sales levels to our largest customers, weather patterns, production problems caused by contamination, risks associated with the acceptance of new products, competition, foreign exchange fluctuations, government regulation, and other factors more fully detailed in the Company’s recent Form 10-Q and annual form 10-K filings with the Securities and Exchange Commission.

73-4460 Queen Kaahumanu Highway, #102  ~  Kailua-Kona, Hawaii 96740
(808) 326-1353  fax (808) 329-3597  ~ www.cyanotech.com